Exhibit 2.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:25 PM 01/18/2023
Filed 01:25 PM 01/18/2023
SR 20230175899 - FileNumber 7246631

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Landa Financing LLC.

2. The Registered Office of the limited liability company in the State of Delaware is located at 108 W. 13th Street, Suite 100 (street), in the City of Wilmington, zip codel 9801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Vcorp Services, LLC.

By:	/s/ Yishai Cohen
Authorized Person

Name:	Yishai Cohen
Print or Type

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “LANDA FINANCING LLC”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JANUARY, A.D. 2023, AT 1:25 O’CLOCK P. M.

7246631 8100 SR# 20230175899	Authentication: 202562520 Date: 0L-24-23

You may verify this certificate online at corp.delaware.gov/authver.shtml